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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                F O R M   8 - K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         May 8, 2000
                                               --------------------------------


                              Harris Bankcorp, Inc.
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             (Exact name or registrant as specified in its charter)



                                    Delaware
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                 (State or other jurisdiction of incorporation)



         0-18179                                       36-2722782
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(Commission File Number)                     (IRS Employer Identification No.)



111 West Monroe Street, Chicago, Illinois                         60603
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 (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code       312-461-2121
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Not applicable


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Not applicable


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not applicable


ITEM 5.  OTHER EVENTS.

         On February 1, 2000, the Corporation announced the sale of its corporate trust businesses, which closed in March 2000. In separate and unrelated transactions, the indenture trust business was sold to a subsidiary of The Bank of New York Company, Inc., and the shareholder services business was sold to Computershare Limited. The combined sales resulted in a pretax gain to the Corporation of $50.2 million in first quarter 2000, not including revenue contingent upon the outcome of certain events, expected in second half 2000. The Corporation does not believe that the sale of these businesses will have a material impact on the results of operations for future periods.


ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         Not applicable


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION  AND EXHIBITS.

         Not applicable


ITEM 8.  CHANGE IN FISCAL YEAR.

         Not applicable



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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              HARRIS BANKCORP, INC.
                                  (REGISTRANT)



                               By    Paul R. Skubic
                                 ------------------------------
                                     Paul R. Skubic


                               Its  Chief Accounting Officer
                                  -----------------------------



Date    May 8, 2000
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